UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2004 (September 16, 2004)

Bakers Footwear Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Missouri	000-50563	43-0577980

(State or Other Jurisdiction of Incorporation)	(Commission) File Number)	(I.R.S. Employer Identification Number)

2815 Scott Avenue St. Louis, Missouri		63103

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:
(314) 621-0699

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

     The following information is furnished pursuant to Regulation FD.

     On September 16, 2004, a press release was issued by Bakers Footwear Group, Inc. (BKRS) relating to the third quarter of fiscal 2004. A copy of this press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 8.01 Other Events.

     We expect comparable store sales for the quarter ending October 3, 2004 to decline by a percentage in the range of the mid-to-high single digits compared to the third quarter of fiscal year 2003. Third quarter sales have been negatively impacted by a softer than expected demand in traditional back-to-school merchandise, which continued into September, due to the popularity of low-priced casual footwear and athletic shoes. We expect a challenging retail environment throughout the fall. Please see “Business — Cautionary Statements Regarding Forward-Looking Statements and Certain Risks” in our Annual Report on Form 10-K and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description of Exhibits
99.1	Registrant’s September 16, 2004 Press Release relating to the third quarter of fiscal 2004.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKERS FOOTWEAR GROUP, INC. (Registrant)

Date: September 16, 2004	By:	/s/ Lawrence L. Spanley, Jr.
Lawrence L. Spanley, Jr.
Chief Financial Officer, Vice President- Finance, Treasurer and Secretary

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EXHIBIT INDEX

Exhibit Number	Description of Exhibits
99.1	Registrant’s September 16, 2004 Press Release relating to the third quarter of fiscal 2004.

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